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                                                                    Exhibit 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Uniphase Corporation 1998 Employee Stock Purchase Plan and Amended and Restated 1993 Flexible Stock Incentive Plan of our reports dated July 30, 1997, with respect to the consolidated financial statements of Uniphase Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP
                                               ---------------------
                                               Ernst & Young LLP

San Jose, California
August 24, 1998